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                                                                   EXHIBIT 10.83

             FIRST AMENDMENT TO THE PRODUCTION SHARING CONTRACT FOR
                 BLOCK G, OFFSHORE REPUBLIC OF EQUATORIAL GUINEA


This First Amendment to the Production Sharing Contract for Block G, offshore Republic of Equatorial Guinea (this "Amendment") is entered into in Malabo, Republic of Equatorial Guinea, as of the 1st day of January, 2000 (the "First Amendment Date"), between Triton Equatorial Guinea, Inc., a Cayman Islands company ("Triton"), Energy Africa Equatorial Guinea Limited, an Isle of Man company ("Energy Africa"), and the Republic of Equatorial Guinea (the "STATE") represented by the Ministry of Mines and Energy (the "MINISTRY"). Triton and Energy Africa are hereinafter collectively referred to as the "CONTRACTOR" and the CONTRACTOR and the STATE are sometimes, depending on the context hereinafter individually referred to as a "Party" and collectively as the "Parties."

WHEREAS, Triton and the STATE entered into the Production Sharing Contract covering Block G, offshore Republic of Equatorial Guinea, on March 26, 1997, effective as of April 14, 1997;

WHEREAS, the Ministry at the request of Triton by a letter dated 29 September, 1998 granted a twelve month (12) extension to the first subperiod of the Initial Exploration Period in Section 4.3(a) of the Production Sharing Contract (with said extension, the "Contract");

WHEREAS, with the approval of the STATE, Triton assigned a fifteen percent (15%) interest in its rights and obligations in the Contract to Energy Africa as of June 1, 1999, so that currently Triton holds an eighty-five percent (85%) interest and Energy Africa holds a fifteen percent (15%) interest in the Contract; and

WHEREAS, at the request of the STATE, the Parties agreed to modify the Contract for the purposes of aligning certain terms thereof with the revenue allocation mechanisms for Production Sharing Contracts recently adopted by the STATE as reflected in a Memorandum of Understanding between the Parties dated December 7, 1999 ("MOU").

NOW THEREFORE, in consideration of the terms and conditions set forth herein, the Parties hereby agree as follows:


                                    ARTICLE 1
                                      SCOPE

Except as modified herein, the terms of the Contract shall remain valid and in full force and effect.


                                    ARTICLE 2
                                   DEFINITIONS

The terms and phrases defined in the Contract and used herein shall have the same meaning as in the Contract unless the context herein otherwise provides.
Section 1.2 (Definitions) of the Contract is amended as follows:


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2.1      Section 1.2(v) is deleted and replaced with the following: "Effective
         Date means April 14, 1997."

2.2 Section 1.2(z) (definition of Royalty) of the Contract is deleted and replaced with the following:

         "Royalty means for each Field, the right of the State to a percentage of the Crude Oil and Natural Gas produced, saved, sold and not otherwise utilized in Petroleum Operations that is calculated based on the daily production rate as reflected below:

                                 Rates of Daily
                               Production of Field                         Royalty Per Tranche
                               -------------------                         -------------------
                    (calculated on an incremental basis of
                                   Crude Oil)
                         From 0 to 30,000 Barrels                                  11%
                         Above 30,000 to 60,000 Barrels                            12%
                         Above 60,000 to 80,000 Barrels                            14%
                         Above 80,000 to 100,000 Barrels                           15%
                         More than 100,000 Barrels                                 16%

         and ten percent (10%) of all the Natural Gas in each Field produced, saved, sold and not otherwise utilized in Petroleum Operations."

2.3 The following definitions shall be added to Section 1.2 of the Contract.

         "(ah) First Amendment Date means January 1, 2000."

         "(ai) LIBOR means the rate of interest known as the London Interbank Offered Rate on one year U.S. dollar deposits as published by the Financial Times (London). If the Financial Times does not publish the said rate during seven (7) consecutive working days, the rate published by the Wall Street Journal shall apply. If neither of these two rates are published, the Parties will mutually agree upon the rate to apply."


                                    ARTICLE 3
                      RECOVERY OF PETROLEUM OPERATING COSTS
                            AND SHARING OF PRODUCTION

3.1 Sections 7.2 through 7.4 of the Contract shall be deleted and replaced with the following:

         "7.2 After making Royalty payments to the STATE in accordance with the provisions of Section 6.1(n) of this Contract, CONTRACTOR shall be entitled to recover the totality of the Petroleum Operations Expenditures relating to a Field out of seventy percent (70%) of the remaining sales proceeds or other distribution of Crude Oil produced and saved hereunder and not used in Petroleum Operations from such Field.


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                  It is expressly understood that the Exploration Expenditures incurred by CONTRACTOR during any Calendar Year not attributable to a particular Field and included in the Work Program and Budget of Expenditures approved by the MINISTRY for said year shall be recoverable against the production from any Field in the Contract Area with priority given to the last discovered Field.

                  The Petroleum Operation Expenditures attributable to a determined Field not recoverable by CONTRACTOR, because the insufficiency of available Crude Oil in said Field, shall not be transferable nor recoverable from another Field, but such Expenditures shall be deductible from income for purposes of calculating CONTRACTOR's Income Tax."

         "7.3 After payment of the Royalty to the STATE and the portion allocated to CONTRACTOR for the recovery of recoverable Petroleum Operation Expenditures by the CONTRACTOR, the remaining Crude Oil produced, saved and sold from a particular Field and not used in Petroleum Operations shall be referred to as "Net Crude Oil".

         "7.4 The percentage of Net Crude Oil to which the STATE and CONTRACTOR are entitled in a particular Field will be triggered when the cumulative Crude Oil production produced, saved and sold from such Field reaches the corresponding tranche shown below:

                           Cumulative Production                STATE Share of       CONTRACTOR Share of
                             Levels of Field                    Net Crude Oil           Net Crude Oil
                           ---------------------                --------------       -------------------
                  From 0 to 200 MMBO                                  20%                     80%
                  Above 200 to 350 MMBO                               30%                     70%
                  Above 350 to 450 MMBO                               40%                     60%
                  Above 450 to 550 MMBO                               50%                     50%
                  More than 550 MMBO                                  60%                     40%"


                  MMBO means one million Barrels of Crude Oil."

3.2 In the first sentence of Section 8.1(b) of the Contract delete "Except for the Royalty,".

3.3 Article II, paragraph 2(h) of Annex "C" (Accounting Procedure) to the Contract is hereby deleted and replaced with:

         "(h) The full amount of interest on loans shall be considered deductible non-capital expenditures for purposes of the Income Tax; however, such interest, prior to the First Amendment Date, shall be recoverable to a maximum of three percent (3%). As of the First Amendment Date such interest shall be recoverable to a maximum of LIBOR plus four (4%) percentage points."


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3.4      A new paragraph 2(i) to Article II in Annex "C" (Accounting Procedure)
         to the Contract will be added as follows:

         "(i) Expenses of the MINISTRY personnel working on full-time basis in CONTRACTOR's home office or other principal office or on temporary assignment to such offices."

3.5 Article III, paragraph 3 of Annex "C" (Accounting Procedure) to the Contract is amended as of the First Amendment Date by deleting the first sentence and replacing it with the following:

         "All interest on loans obtained by an entity comprising part of the CONTRACTOR other than the STATE shall be considered deductible; however, such interest will be recoverable only as permitted in Article II.2(h) of this Annex "C"."


                                    ARTICLE 4
                               PRODUCTION BONUSES

4.1 Sections 9.2 and 9.3 of the Contract shall be deleted and replaced with the following:

         "9.2 On the date of declaration of a Commercial Discovery with respect to a Field, the CONTRACTOR shall pay the STATE the sum of Seven Hundred Fifty Thousand United States Dollars (U.S. $750,000). Such payment will not be cost recoverable."

         "9.3 CONTRACTOR shall pay the STATE a one-time payment of Three Million United States Dollars (U.S. $3,000,000) after daily production from a Field averages for the first time thirty thousand (30,000) Barrels per day for a period of sixty (60) consecutive calendar days; CONTRACTOR shall make a further one-time payment to the STATE of Three Million United States Dollars (U.S. $3,000,000) after daily production from a Field averages for the first time sixty thousand (60,000) Barrels per day for a period of sixty (60) consecutive calendar days.

                  CONTRACTOR shall make an additional one-time payment to the STATE of Four Million United States Dollars (U.S. $4,000,000) after daily production from a Field averages for the first time one hundred thousand (100,000) Barrels per day for a period of sixty (60) consecutive calendar days.

                  All payments under this Section 9.3 shall be made within thirty (30) calendar days following the last day of the respective sixty (60) calendar day period and will be cost recoverable."


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                                    ARTICLE 5
                       ASSIGNMENT AND TRANSFER OF INTEREST

Sections 6.1(e) and 6.1(f) of the Contract shall be deleted and replaced with the following:

         "(e) have the right, with prior notification to the MINISTRY, to sell, assign, transfer, convey or dispose of any part or all of the rights and interests and obligations under this Contract or in any Field in the Contract Area to any Affiliated Company;"

         "(f) have the right to sell, assign, transfer, convey or dispose of all or any part of its rights and interests and obligations under this Contract or in any Field in the Contract Area to parties other than Affiliated Companies with the prior consent of the MINISTRY, which consent shall not be unreasonably withheld, and shall be deemed granted if the MINISTRY does not respond to such entity within sixty (60) calendar days of the date of confirmed receipt by the Ministry of the request for its consent.

                  The gain, taxable profit or appreciation realized from any transfer, sale or assignment shall be taxed in accordance with the tax legislation and regulations in effect in the Republic of Equatorial Guinea on the Effective Date. However, when said transfers, sales or assignments by Triton Equatorial Guinea, Inc. or Energy Africa Equatorial Guinea Limited or their respective Affiliated Companies, as the transferor, involve a cash consideration, then the gain, taxable profit or appreciation realized from such transfer, sale or assignment shall be taxed at a rate of fifteen percent (15%) payable by the transferor;"


                                    ARTICLE 6
                                    TAXATION

6.1 Section 6.1(m) of the Contract shall be deleted and replaced with the following language:

                  "(m) pay to the STATE the corresponding income taxes in accordance with the Tax Law subject to the terms of Sections 6.1(f), 6.2(a) and 16.3 of this Contract as it is amended;"

6.2      A new paragraph 3 shall be added to Section 16 as follows:

         "16.3 The STATE guarantees the stability of this Contract's fiscal terms during the term of the Contract. Nevertheless, in the event of a change in the currently existing tax conditions as of the Effective Date in Equatorial Guinea or the sub-region of Central African Economic and Monetary Community ("CEMAC"), then the Parties shall at the written request of one Party meet promptly to resolve any imbalance resulting from such changes.


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         If the Parties are unable to reach a resolution within a period of six
         (6) months from the date a Party first requests such resolution, the arbitration and consultation provisions of Section XIII of this Contract shall apply, whereby the arbitrators shall determine an adjustment of the production share as determined under Section 7 of this Contract to resolve the imbalance."


                                    ARTICLE 7
                                   OPERATIONS

7.1 Section 2.7 of the Contract shall be deleted and replaced with the following language:

         "2.7 This Contract will continue in existence with respect to each Field for a period of thirty (30) years with respect to Crude Oil and for forty (40) years with respect to Natural Gas starting from the date the MINISTRY approves CONTRACTOR'S report or said report is considered as approved, in accordance with the provisions of Section 2.6, and CONTRACTOR receives approval from the MINISTRY.

         In case of new Commercial Discoveries that underlie or overlie, in whole or in part, the area of an existing Field or any extension thereof, such new Commercial Discoveries together with such Field will, subject to Section 2.6(a) of this Contract, constitute only one Field subject to the following:

         (a) The redefinition of any area of development of a Field shall always be subject to the submittal by CONTRACTOR to the MINISTRY of pertinent relevant technical evidence that warrants said redefinition, the approval of which shall not be unreasonably denied by the MINISTRY.

         (b) In the case of any new Commercial Discovery which, at the time of its being determined by the CONTRACTOR pursuant to Section
                  2.5 of this Contract to be a Commercial Discovery, underlies or overlies, in whole or in part, the area of development of an existing Field as it may by that time have been extended pursuant to Section 2.6(a) of this Contract, shall be treated as an integral part of such existing Field which will be defined or redefined as may be necessary to incorporate all of such new underlying and overlying Commercial Discoveries.

         (c) In the case of any new Commercial Discovery which, at the time of its being determined by the Contractor pursuant to Section
                  2.5 of this Contract to be a Commercial Discovery, does not underlie or overlie, in whole or in part, the area of development of an existing Field as it may by that time have been extended pursuant to Section 2.6(a) of this Contract, such new Commercial Discovery shall constitute a separate Field.

         (d) In the event of subsequent extensions to the area of any such new Commercial Discovery as referred to in Section 2.7(c) as a separate Field extending into an area overlying or underlying an area of development of another Field, such subsequent extensions shall not affect the new Commercial Discovery's status as a separate Field.


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         The provisions of Section 2.6 shall apply mutatis mutandis to any such new Commercial Discovery."

7.2 Section 4.7 of the Contract is hereby amended by inserting language at the end of this Section as follows:

          "The Parties recognize that the results acquired as Petroleum Operations advance or that certain changes of circumstances may justify changes to the Work Program and Budget of Petroleum Operations Expenditures. Under such circumstances, CONTRACTOR will submit a revision to the approved Work Program and Budget for that Calendar Year to the MINISTRY for approval in accordance with the terms of Section
         4.6 of this Contract. Such approval will not be unreasonably withheld. Upon approval as provided in Section 4.6 of this Contract by the MINISTRY of such revision to the relevant Work Program and Budget, the expenditures made by CONTRACTOR in relation to such revised Budget will be considered Petroleum Operation Expenditures. Notwithstanding the foregoing, CONTRACTOR's expenditures up to ten percent (10%) above the total of the approved Budget amount (as may be revised and approved from time to time) for said Calendar Year will be recoverable Petroleum Operations Expenditures. CONTRACTOR's expenditures that exceed ten percent (10%) above total of the approved Budget (as revised and approved) will not be recoverable or deductible from income for purposes of calculating CONTRACTOR's Income Tax."


                                    ARTICLE 8
                 RIGHTS AND OBLIGATIONS OF THE PARTIES; TRAINING

8.1 As of the First Amendment Date, Section 6.1(j) of the Contract shall be deleted and replaced by the following:

         "(j) as of the First Amendment Date, include in the Annual Work Program and Budget of Petroleum Operations Expenditures the sum of Two Hundred Fifty Thousand United States Dollars (U.S. $250,000) to be spent on (i) training personnel of the MINISTRY and citizens of the Republic of Equatorial Guinea, who are not personnel of CONTRACTOR at such time, for professional, skilled and technical jobs in Petroleum Operations or (ii) for all costs related to attendance at professional or industry conferences, institutes or similar events, whether regional or international, for the enhancement of the knowledge or the skills of such persons or the promotion of the oil and gas industry of the Republic of Equatorial Guinea. In fulfillment of CONTRACTOR's obligation under this Section 6.1(j), the CONTRACTOR will remit Sixty-Two Thousand Five Hundred United States Dollars (U.S. $62,500) to the MINISTRY at the beginning of each Calendar Quarter.

                  The MINISTRY agrees to be responsible for the implementation and direct funding of the referenced training programs or events. The sums paid by CONTRACTOR pursuant to this Section 6.1(j) will be included as cost recoverable Petroleum Operations Expenditures.


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                  CONTRACTOR shall make all reasonable efforts to employ and train citizens of the Republic of Equatorial Guinea in Petroleum Operations. CONTRACTOR may employ non-citizens, if in the opinion of CONTRACTOR and not contested by the MINISTRY, no Equatorial Guinean citizens can be found with sufficient skill and technical qualifications. CONTRACTOR shall make similar requirements of any subcontractor. At intervals of not more than one year CONTRACTOR shall submit to the MINISTRY reports detailing the personnel employed, the position or function they perform and their residence when employed. CONTRACTOR shall provide, as CONTRACTOR deems, necessary, on-the-job training for citizens of the Republic of Equatorial Guinea to undertake skilled and technical jobs in the Petroleum Operations. Costs and expenses of training citizens of Equatorial Guinea as well as costs and expenses for a program of training for the MINISTRY's personnel, shall be included in Petroleum Operation Expenditures."

8.2 Effective from the date that the Parties hereto execute this Amendment as indicated below, a Section 6.5 will be added to the Contract as follows:

         "6.5 If, in connection with CONTRACTOR's performance of its obligations under this Contract, or if circumstances emerged regarding this Contract other than as provided in Section 6.1(j) of this Contract, any employee or official of the STATE, including the MINISTRY's personnel, is required to travel to any location outside the Republic of Equatorial Guinea, and the STATE agrees, through the MINISTRY, to permit such employee or official to travel for such purposes, CONTRACTOR agrees, subject to the prior mutual agreement of the Parties to such travel, to pay the following amounts to the MINISTRY, on behalf of the STATE, for the travel expenses related to the participation of such employees or officials:

                  (a) the actual expenses incurred for travel to the location outside of the Republic of Equatorial Guinea and for travel to return to the Republic of Equatorial Guinea and lodging of such employees or officials at the foreign location, and

                  (b) an amount equal to the following for each day such employee or official is out of the Republic of Equatorial Guinea in accordance with the request of
                           CONTRACTOR:

                           (i) for a Minister or comparable or more senior official of the government of the Republic of Equatorial Guinea (the "Government"):
                                    US$ 350.00;

                           (ii) for a Secretary of State or comparable official of the Government:
                                    US$ 325.00;


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                           (iii)    for a Director General, Secretary General,
                                    Regional Delegate of the STATE or comparable employee or official of the Government:
                                    US$ 300.00;

                           (iv) for a Department Chief of the MINISTRY or comparable official of the Government:
                                    US$ 250.00; or

                           (v) for Engineers, Geo-scientists, Economists, and Attorneys of the MINISTRY and all other employees or comparable officials of the
                                    Government:
                                    US$ 200.00.

The amounts contemplated pursuant to this Section 6.5 shall be payable by CONTRACTOR by check made out to the MINISTRY in the resulting total amount. Notwithstanding the foregoing, with respect to the actual travel and lodging expenses provided by Section 6.5(a), CONTRACTOR may choose to pay such amounts directly to the provider of such services for travel and lodging. The sums paid by CONTRACTOR pursuant to this Section 6.5 will be included as cost recoverable Petroleum Operations Expenditures."


                                    ARTICLE 9
                                     NOTICES

The notice provision of Section 15.1 of the Contract is amended to substitute the Triton information below for notice purposes and to add Energy Africa as a PARTY under CONTRACTOR as follows:

         "Triton Equatorial Guinea, Inc.
         c/o Triton Energy
         6688 North Central Expressway, Suite 1400
         Dallas, Texas 75206 USA
         Attention:  Mr. Brian Maxted
         Telecopy:  1-214 365-9011
         Telephone:  1-214 696-7554"

         "Energy Africa Equatorial Guinea Limited
5        Parliament Square
         Castletown
         Isle of Man  IM9 1LA UK
         Attention:  Rupert Worsdale
         Telecopy:  44-1624827301
         Telephone:  44-1624827310"



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                                   ARTICLE 10
                                  MISCELLANEOUS

10.1 Each of the Parties shall carry out all acts and measures as shall be necessary to fully perform and carry out this Amendment.

10.2 This Amendment constitutes the entire agreement among the Parties and may not be amended or modified except by a written document signed by the Parties. In the event of any conflict between the provisions of this Amendment and the Contract with respect to the subject matter hereof, the provisions of this Amendment shall prevail.

10.3 This Amendment shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

10.4 This Amendment shall become effective as of the date it is signed by the Parties and shall have the force of law with retroactive effect as of 1 January 2000.

10.5 This Amendment is written and signed in six (6) copies, three (3) in Spanish and three (3) in English that shall constitute a single original. In the event of a conflict over the interpretation or implementation of the contents of this Amendment, the Spanish text shall prevail.

10.6 In the event of a dispute arising out of or related to the interpretation or meaning of this Amendment, the Consultation and Arbitration provisions of Section XIII of the Contract shall apply.


IN WITNESS WHEREOF, the Parties hereto execute this Amendment on the day and year below indicated.


FOR THE REPUBLIC OF EQUATORIAL GUINEA

THE MINISTRY OF MINES AND ENERGY OF
THE REPUBLIC OF EQUATORIAL GUINEA


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Name:
       --------------------------------

Title:
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Date:
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CONTRACTOR:

TRITON EQUATORIAL GUINEA, INC.


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Name:
       --------------------------------

Title:
       --------------------------------

Date:
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ENERGY AFRICA EQUATORIAL GUINEA LIMITED


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Name:
       --------------------------------

Title:
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Date:
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